UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 16, 2005 (February 11, 2005)

SEITEL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-14488 (Commission File Number)	76-0025431 (IRS Employer Identification No.)

10811 S. Westview Circle

Building C, Suite 100

Houston, Texas 77043

(Address of Registrant's principal executive offices)

(713) 881-8900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.        Registrant's Business and Operations

Item 1.01        Entry into a Material Definitive Agreement

            On February 11, 2005 the Board of Directors of Seitel, Inc. (the "Company") approved a cash bonus of $48,440 for Marcia H. Kendrick for her services as the Company's Senior Vice President, Chief Accounting Officer, Acting Secretary and Acting Chief Financial Officer during 2004.

            On February 15, 2005, the Company awarded Robert J. Simon, President of its subsidiary Seitel Data, Ltd., and Marcia H. Kendrick 126,000 shares and 40,000 restricted shares, respectively, of its common stock, par value $.01 per share.  These awards were made under the Company's 2004 Stock Option Plan.  One-third of the restricted shares vest on each of the February 15, 2006, February 15, 2007 and February 15, 2008.  The restricted shares shall be 100% vested upon the termination of the executive, without cause, after a change-in-control of the Company.

 [Signature page follows]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATED this 16th day of February 2005.

                                                                               SEITEL, INC.

                                                                               By:  /s/ Robert D. Monson

Robert D. Monson,

Chief Executive Officer and
President